Valkyrie Bitcoin Fund 8-K

Exhibit 10.15

CO-SPONSOR AGREEMENT

THIS CO-SPONSOR AGREEMENT (the “Agreement”), dated as of March 15, 2024, is made by and among Valkyrie Digital Assets LLC, a Delaware limited liability company (“Sponsor”), Valkyrie Bitcoin Fund, a statutory trust organized under the laws of Delaware (the “Trust”), and CoinShares Co., a Delaware corporation (“Co-Sponsor”).

1. The Trust. The Trust is not an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) and it is not required to register thereunder. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor. The Sponsor is not registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is not required to register thereunder.

2. Appointment. Pursuant to the terms of the Trust’s First Amended and Restated Trust Agreement (the “Trust Agreement”), as amended, Co-Sponsor is hereby appointed to serve as co-sponsor for the Trust. Co-Sponsor has accepted such appointment and hereby agrees to render such services to the Trust on the terms and conditions set forth in this Agreement and the Trust Agreement.

3. Successor Sponsor. Co-Sponsor acknowledges and agrees that upon the effectiveness of Sponsor’s withdrawal in accordance with Section 6.9 of the Trust Agreement, Co-Sponsor will automatically be appointed successor Sponsor and will perform such duties for the Trust as set forth in Article VI of the Trust Agreement in accordance with Sponsor’s best judgment and as outlined in the Trust’s then-current registration statement filed with the U.S. Securities and Exchange Commission (“SEC”). The Trust and the Co-Sponsor hereby agree that upon the effectiveness of the Sponsor’s withdrawal pursuant to Section 6.9 of the Trust Agreement, the Sponsor Agreement, dated as of December 28, 2023 by and between the Sponsor and the Trust (the “Sponsor Agreement”), shall apply to Trust and the Co-Sponsor, mutatis mutandis, replacing the Sponsor with the Co-Sponsor where applicable.

4. Co-Sponsor’s Compensation. Until such time as the Co-Sponsor becomes the successor Sponsor of the Trust, the Co-Sponsor shall not be entitled to any compensation from the Trust. Upon becoming the successor Sponsor of the Trust, the Co-Sponsor will be entitled to the compensation due the Sponsor as provided in the Sponsor Agreement.

5. Governing Law/Disputes. This Agreement is entered into in accordance with and shall be governed by the laws of the State of Delaware; provided, however, that in the event that any law of the State of Delaware shall require that the laws of another state or jurisdiction be applied in any proceeding, such Delaware law shall be superseded by this paragraph, and the remaining laws of the State of Delaware shall nonetheless be applied in such proceeding. Each party agrees that in the event that any dispute arising from or relating to this Agreement becomes subject to any judicial proceeding, such party waives any right it may otherwise have to (a) seek punitive damages, or (b) request a jury trial.

6. Termination. This Agreement may be terminated by any party (i) at any time upon 30 days’ prior written notice; or (ii) upon discovery of acts of fraud or willful malfeasance of the other party in performing its duties hereunder. Any obligation or liability of either party resulting from actions or inactions occurring prior to termination shall not be affected by termination of this Agreement.

7. Assignment. This Agreement may be assigned by any party upon prior notice to the other party.

8. Notices. All notices and other communications under this Agreement shall be in writing and shall be addressed to the parties at their respective addresses.

9. Severability. In the event any provision of this Agreement is adjudicated to be void, illegal, invalid or unenforceable, the remaining terms and provisions of this Agreement shall not be affected thereby, and each of such remaining terms and provisions shall be valid and enforceable to the fullest extent permitted by law, unless a party demonstrates by a preponderance of the evidence that the invalidated provision was an essential economic term of this Agreement.

10. Integration; Amendment. This Agreement together with any other written agreements between the parties entered into concurrently with this Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereby and supersede all previous oral or written negotiations, commitments and understandings related thereto. This Agreement may not be amended or modified in any respect, nor may any provision be waived, without the written agreement of both parties. No waiver by one party of any obligation of the other hereunder shall be considered a waiver of any other obligation of such party.

11. Further Assurances. Each party hereto shall execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

12. Headings. The headings of paragraphs herein are included solely for convenience and shall have no effect on the meaning of this Agreement.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to be one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Valkyrie Bitcoin Fund

By: Valkyrie Digital Assets LLC

By:	/s/ Leah Wald
Name:	Leah Wald
Title:	CEO

Sponsor

Valkyrie Digital Assets LLC

By:	/s/ Leah Wald
Name:	Leah Wald
Title:	CEO

Co-Sponsor

CoinShares Co.

By:	/s/ Jared Denmark
Name:	Jared Denmark
Title:	Director

Signature Page – Co-Sponsor Agreement